UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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HILL INTERNATIONAL, INC.
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Corporate Governance Update June 2016

FORWARD-LOOKING STATEMENTS Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue and our expenses may be higher than anticipated. We do not intend, and undertake no obligation, to update any forward-looking statement. 2 2

EXECUTIVE SUMMARY Worldwide Leader in: Project Management Services Construction Claims Consulting Founded in 1976 Went Public in 2006, Now Listed on the New York Stock Exchange (HIL) 2015 Consulting Fees of $631M (+9%) 2016 Forecasted Consulting Fees of $630M-$660M (+0%-5%) Headquartered in Philadelphia, PA 4,600 Professionals in 100 Offices Worldwide 3 3

2015 Stockholders Meeting 4 4 BACKGROUND Two Hill nominees were re-elected with 55% of votes cast in favor despite proxy contest by Bulldog Investors Hill’s Senior Executive Bonus Plan was approved with 88% of votes cast in favor Bulldog’s proposal to hire an investment banker to investigate a liquidity event was rejected with 56% of shares voting against Bulldog’s proposal to rescind “poison pill” stockholder rights plan was approved with 54% of votes cast in favor, although Board had earlier terminated the plan Stockholders Meeting scheduled for August 11, 2016 Bulldog once again engaging in a proxy contest for three board seats Bulldog once again making proposal to hire an investment banker to investigate a liquidity event Hill recommending its proposals to approve majority voting for election of directors (vs. plurality now) and annual “say-on-pay” votes (vs. triennial now) Hill recommending re-election of three directors 2016 Stockholders Meeting

5 5 DIRECTORS RECOMMENDED FOR RE-ELECTION Gary F. Mazzucco, CPA Director Joined Hill’s Board in June 2013 Steven M. Kramer Director Joined Hill’s Board in June 2010 Irvin E. Richter Chairman Hill’s Founder and Chairman of the Board Member, World Presidents' Organization Past member of the Construction Industry Round Table, the Board of Trustees of Rutgers University, the Board of Directors of the Construction Management Association of America (CMAA), the Board of Governors of Temple University Hospital and the Board of Directors of the ACE Mentor Program. In 2010, named to the New Jersey Business Hall of Fame In 2002, named a Fellow of the CMAA for his contributions to the construction management industry Received B.A. in government from Wesleyan University and J.D. from Rutgers University School of Law at Camden Member, New Jersey and Pennsylvania bars CEO of Toms River Volkswagen and President of Synchema Prior to Synchema, was President and Chief Operating Officer of Kelstar International, which he co-founded in 1987 until it was sold to Altana, a publicly-owned German specialty chemical and pharmaceutical company, in 2005. Earned B.S. in graphic communications from the Rochester Institute of Technology Past member, Board of Directors of Dragonfly Forest, Inc., a non-profit organization from 2010 until 2015 that was dedicated to providing overnight camp experiences to seriously ill children Member, Young Presidents’ Organization Member, Compensation and Nominating and Governance Committees Founder and Managing Partner of Mazzucco & Company, CPAs since 1977 Prior to founding Mazzucco & Company, he was an accountant with Lybrand, Ross Brothers and Montgomery (a predecessor company of PricewaterhouseCoopers LLP). Earned B.S. in accounting from Mount Saint Mary’s University Also served as a college professor, coach, mentor, board member, officer and trusted advisor to many individuals and organizations throughout his career Certified public accountant in New Jersey Member, American Institute of Certified Public Accountants and a Fellow of the New Jersey Society of Certified Public Accountants Member, Audit and Nominating and Governance Committees

Over the past year, Hill increased its Board from 7 to 9 members and added two independent directors - Steve Curts, Chief Strategy Officer of American Express Global Business Travel - Craig Martin, Retired President and CEO of Jacobs Engineering Group 7 of the 9 board members are now independent All Board Committees comprised of independent directors only 6 6 BOARD INDEPENDENCE

7 7 NEW INDEPENDENT DIRECTORS Steven R. Curts Director Joined Hill’s Board in October 2015 Craig L. Martin Director Joined Hill’s Board in February 2016 Chief Strategy Officer for American Express Global Business Travel. Prior to that, he was a Vice President with Dell, Inc. from 2009 to 2013. Before that, he worked for 20 years with Perot Systems Corp. in numerous roles, including President of its Commercial Solutions Group, Vice President of Corporate Planning and Financial Operations, and Vice President of Finance. Received B.B.A in accounting from Southern Methodist University Chairman, Compensation Committee Member, Audit Committee Retired President and Chief Executive Officer of Jacobs Engineering Group, Inc. Became President in 2002 and Chief Executive in 2006. He also served as a member of Jacobs’ Board of Directors from 2002 until his retirement. Prior to 2002, he served in several positions, most recently as Executive Vice President of Global Sales and Marketing. Received B.S. in civil engineering from the University of Kansas and M.B.A. from the University of Denver Member, Audit and Compensation Committees

Over the past year, the Board approved the following Bylaw amendments: - Added a Lead Independent Director and appointed Brian Clymer to the position - Lowered ownership threshold for stockholders to call a special meeting from majority to 25% 8 8 CORPORATE GOVERNANCE - Minimum director qualifications (“golden leash” arrangements, criminal proceedings, securities law violations, felonies, overboarding, competitor affiliation, political contributions, personal bankruptcy) - Clarified the Advance Notice Provisions Adopted new corporate governance guidelines which include: - Shareholder engagement policy - Annual director education - Board confidentiality policy, including limitation on Board meeting attendees - A revised Insider Trading Policy which includes anti-pledging and anti-hedging provisions

Revised the CD&A to add clarity to compensation philosophy and components Engaged Pay Governance, LLC as compensation consultant 9 9 EXECUTIVE COMPENSATION Awarded premium priced stock options to CEO and COO vs. market priced options historically as part of 2016 long-term equity-based compensation. Combination of premium priced and market priced for all other executive officers. Capped all 2016 salary increases for executive officers at 3% Added minimum stock ownership requirements for all executive officers Increased incentive pay as a percentage of total compensation for all executive officers Established new metrics for 2016 cash incentive bonuses for executive officers based entirely on EPS with no award if the EPS is below 80% of target

10 10 DIRECTOR COMPENSATION In August 2015, Hill’s Board reduced total annual director compensation from $180,000 to $120,000 per director. Director Fees Previous Current % Change Cash $120,000 $80,000 (33.3%) Options 30,000 20,000 (33.3%) Stock 30,000 20,000 (33.3%) Total $180,000 $120,000 (33.3%)

NOTES

12 9 ADDITIONAL INFORMATION The Company will file a definitive proxy statement for its 2016 Annual Meeting of Stockholders with the US Securities and Exchange Commission (“SEC”). Stockholders are urged to read the proxy statement when it is available because it contains important information. Stockholders may obtain the proxy statement and other relevant documents free of charge at the SEC’s website, www.sec.gov, and on the “Investor Relations” section of Hill’s website at www.hillintl.com. The Company’s directors and certain executive officers may be deemed to be participants in the solicitation of the Company’s stockholders in connection with the 2016 Annual Meeting of Stockholders. Information regarding the interests of such individuals in the solicitation will be included in the proxy statement filed by the Company in connection with the 2016 Annual Meeting of Stockholders.

The Global Leader in Managing Construction Risk www.hillintl.com